Exhibit 4.1

FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of June 27, 2002 by and among:

(i)                                     Eschelon Telecom, Inc. (formerly known as Advanced Telecommunications, Inc.), a Delaware corporation (the “Company”);

(ii)                                  the holders of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) identified on the Schedule of Series A Holders and such other holders of Series A Preferred Stock who from time to time become a party hereto by executing a counterpart signature page (each individually a “Series A Holder” and together, the “Series A Holders”) with each Series A Holder’s respective number of shares of Series A Preferred Stock (“Series A Shares”) listed thereon;

(iii)                               the holders of the Company’s common stock, no par value (the “Common Stock”) (excluding the Common Stock held by the Minority Stockholders) identified on the Schedule of Common Stock Holders (each individually a “Common Stock Holder” and together, the “Common Stock Holders”) with each Common Stock Holder’s respective number of shares of Common Stock (“Common Shares”) listed thereon; and

(iv)                              the individuals identified on the Schedule of Minority Stockholders hereof as “Minority Stockholders” and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board and included on the Schedule of Minority Stockholders as “Minority Stockholders” (each individually a “Minority Stockholder” and together, the “Minority Stockholders”)  (the Minority Stockholders and together with the Series A Holders and the Common Stock Holders, the “Stockholders”).

RECITALS:

1.                                       As of the date hereof, the Series A Preferred Stock, the Existing Preferred Stock, the Common Stock, the Options, the Convertible Securities and all other Equity Securities are held as set forth on the Capitalization Schedule hereto;

2.                                       The parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreements on certain matters;

3.                                       This Agreement amends and restates in its entirety that certain Third Amended and Restated Stockholders Agreement, dated as of July 27, 2000, by and among the Company and the investors named therein, as amended and in effect on the date hereof (the “Third Amended and Restated Stockholders Agreement”);

AGREEMENT:

Therefore, in consideration of the promises and mutual covenants contained in this Agreement the parties hereby agree as follows:

SECTION 1.                                EFFECTIVENESS; DEFINITIONS

1.1                                 Closing.  This Agreement shall become effective upon consummation of the closing (the “Closing”) under the Series A Purchase Agreement.

1.2                                 Definitions.  Certain terms are used in this Agreement as specifically defined herein.  Except as otherwise indicated herein, these definitions are set forth or referred to in Section 13 hereof.

SECTION 2.                                BOARD OF DIRECTORS

2.1                                 Composition.  From and after the date hereof and until the provisions of this Section 2 cease to be effective, each holder of Shares shall vote all of such holder’s Shares and any other voting securities of the Company over which such holder has voting control and shall take all other reasonably necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

(a)                                  the authorized number of directors on the Board shall be established at eleven (11) directors;

(b)                                 the following persons shall be elected to the Board:

(i)                                     the Company’s chief executive officer (the “CEO Director”);

(ii)                                  the Company’s president (the “President Director”);

(iii)                               one (1) representative designated by the Board with the consent of the Majority Series A Holders (the “Independent Director”);

(iv)                              one (1) representative that is a telecommunications industry expert, who has been proposed by the Senior Management and approved by the Board (the “Expert Director”);

(v)                                 one (1) representative designated by GECC, in its capacity as Administrative Agent, during the term of the Term Notes (the “GECC Director”);

(vi)                              three (3) representatives designated by the Bain Investors (each, a “Bain Director”);

(vii)                           two (2) representatives designated by the Wind Point Investors (each, a “Wind Point Director”); and

(viii)                        one (1) representative designated by the Stolberg Investors (the “Stolberg Director”).

(c)                                  the composition of the board of directors of each of the Company’s Subsidiaries (each, a “Sub Board”) shall be the same as that of the Board;

(d)                                 any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the members of the Board and the composition of each such committee (if any) shall include at least one (1) Bain Director, one (1) Wind Point Director and one (1) Stolberg Director;

(e)                                  the removal from the Board or a Sub Board (with or without cause) of the GECC Director under Section 2(b)(v) above shall be at the written request of GECC, but only upon such written request and, except as otherwise provided hereunder, under no other circumstances;

(f)                                    in the event that the GECC Director under Section 2(b)(v) above resigns, or for any other reason ceases to serve as a member of the Board or any Sub Board during his term of office, the resulting vacancy on the Board or such Sub Board shall be filled by a representative designated by GECC as provided hereunder;

(g)                                 the removal from the Board or a Sub Board (with or without cause) of any Bain Director under Section 2(b)(vi) above shall be at the written request of the Bain Investors, but only upon such written request and, except as otherwise provided hereunder, under no other circumstances;

(h)                                 in the event that any Bain Director under Section 2(b)(vi) above resigns, or for any other reason ceases to serve as a member of the Board or any Sub Board during his term of office, the resulting vacancy on the Board or such Sub Board shall be filled by a representative designated by the Bain Investors as provided hereunder;

(i)                                     the removal from the Board or a Sub Board (with or without cause) of any Wind Point Director under Section 2(b)(vii) above shall be at the written request of the Wind Point Investors, but only upon such written request and, except as otherwise provided hereunder, under no other circumstances;

(j)                                     in the event that any Wind Point Director under Section 2(b)(vii) above resigns, or for any other reason ceases to serve as a member of the Board or any Sub Board during his term of office, the resulting vacancy on the Board or such Sub Board shall be filled by a representative designated by the Wind Point Investors as provided hereunder;

(k)                                  the removal from the Board or a Sub Board (with or without cause) of the Stolberg Director under Section 2(b)(viii) above shall be at the written request of the Stolberg Investors, but only upon such written request and, except as otherwise provided hereunder, under no other circumstances; and

(l)                                     in the event that the Stolberg Director under Section 2(b)(viii) above resigns, or for any other reason ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or such Sub Board shall be filled by a representative designated by the Stolberg Investors as provided hereunder.

2.2                                 Board Observer.  The Stolberg Investors shall have the right to have a representative (the “Stolberg Observer”) in addition to the Stolberg Director present (in person or by telephone) at all meetings of the Board, any Sub Board and any committee thereof.  The Stolberg Observer shall not be entitled to vote on any matters submitted to the Board, any Sub Board and any committee thereof.

2.3                                 Expenses and Indemnification.  The Company shall pay all reasonable out-of-pocket expenses incurred by each director and the Stolberg Observer in connection with attending the meetings of the Board, any Sub Board and any committee thereof.  The Company’s and its Subsidiary’s certificates of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted by applicable law.

2.4                                 Failure to Designate.  If a party fails (but is otherwise entitled) to designate a representative to fill any director position pursuant to the terms of this Section 2, then the election of an individual to such directorship shall be accomplished in accordance with the Company’s bylaws and applicable law; provided, that the parties shall take all necessary actions to remove such individual if and when the party entitled to designate such representative pursuant to Section 2(a) above so directs.

2.5                                 Major Transactions.  The certificate of incorporation or bylaws of the Company and each Subsidiary of the Company shall at all times include a provision that the Company or such Subsidiary shall not undertake a Major Transaction unless such Major Transaction has first been approved by the Board.

2.6                                 Initial Public Offering.  The Company shall not file a registration statement in connection with an Initial Public Offering of securities of the Company pursuant to the Securities Act without the prior written consent of the Majority Series A Holders.

2.7                                 Personnel Matters.  The Company shall not approve the hiring or election of, promotion to, or demotion, firing or removal of any member of the Senior Management without the prior written consent of the Majority Series A Holders.

2.8                                 Certain Transactions.  Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in accordance with the votes casted by the Majority Series A Holders to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its Subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Series A Holders of their rights under Sections 3.2 and 3.4.

2.9                                 Grant of Proxy.  Each holder of Shares other than the Series A Holders hereby grants to the Company an irrevocable proxy to vote its Shares in accordance with its agreements contained in this Section 2, which proxy shall be valid and remain in effect until the provisions of this Section 2 terminate pursuant to Section 2.11.

2.10                           The Company.  The Company agrees not to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

2.11                           Period.  The foregoing provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

SECTION 3.                                “TAG ALONG” AND “DRAG ALONG” RIGHTS

3.1                                 Tag Along.  No holder of Series A Shares  (each such holder, a “Prospective Series A Seller”) shall Transfer for value (a “Sale”) any such Series A Shares to a Prospective Buyer except in compliance with this Section 3.1.  Any attempted Transfer of Shares not in compliance with this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

(a)                                  A written notice (the “Tag Along Notice”) shall be furnished by the Prospective Series A Seller to each other holder of Shares (each, a “Tag Along Holder”) at least ten (10) business days prior to such Transfer.  The Tag Along Notice shall include:

(i)                                     the material terms and conditions of the proposed Sale insofar as it relates to the sale of Shares, including the number and type of Shares to be Transferred from the Prospective Series A Seller, the Tag Along Sale Percentage, the maximum and minimum per share purchase price for each type of Shares (if the Prospective Buyer fails to allocate or reasonably indicate a per share purchase price for each type of Shares to be included in the proposed Sale, the Board shall determine in good faith the per share purchase price for each type of Share) and the name and address of the prospective transferee (the “Prospective Buyer”); and

(ii)                                  an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the Prospective Buyer an additional number of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number and type of Shares held by such Tag Along Holder) owned by such Tag Along Holder, on the same terms and conditions, subject to Section 3.3(d) in the case of Options, with respect to each type of Shares to be sold in the Sale, as the Prospective Series A Seller shall Sell its Shares.

(b)                                 Each Tag Along Holder’s “Tag Along Sale Percentage” shall represent such Tag Along Holder’s percentage ownership (based on the relative value of such Tag Along Holder’s number and type of Shares) of all Shares.

(c)                                  Within ten (10) business days after the effectiveness of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a “Participating Tag Along Seller” and, together with the Prospective Series A Seller, collectively, the “Tag Along Sellers”) shall send a written offer (the “Tag Along Offer”) to the Prospective Series A Seller specifying the number and type of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares held by such Participating Tag Along Seller) which such Participating Tag Along Seller desires to have included in the proposed Sale.  Each Tag Along Holder who does not accept the Prospective Series A Seller’s invitation to make an offer to include Shares in the proposed Sale shall be deemed to have waived all of its rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price of each type of Share no greater than the maximum per share price of such type of Share set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder.

(d)                                 Irrevocable Offer.  The offer of each Participating Tag Along Seller contained in its Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Tag Along Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each type of Shares sold in the Sale (subject to Section 3.3(d) in the case of Options), as the Prospective Series A Seller, up to such number and type of Shares as such Participating Tag Along Seller shall have specified in its Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price of type of Share shall be less than the minimum per share price of such type of Share set forth in the Tag Along Notice or the other principal terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Tag Along Seller shall be permitted to withdraw the offer contained in its Tag Along Offer and shall be released from its obligations thereunder.

(e)                                  Reduction of Shares Sold.  The Prospective Series A Seller shall attempt to obtain the inclusion in the proposed Sale of the entire number and types of Shares which the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Series A Seller by the Tag Along Notice and in the case of each Participating Tag Along Seller by such Participating Tag Along Seller’s Tag Along Offer).  In the event the Prospective Series A Seller shall be unable to obtain the inclusion of such entire number and types of Shares in the proposed Sale, the number and types of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, to the respective value of the number and types of Shares which each Tag Along Seller requested to be included in the proposed Sale.

(f)                                    Additional Compliance.  If (i) prior to consummation, the terms of the proposed Sale shall change with the result that the per share price of a type of Share to be paid in such proposed Sale shall be greater than the maximum per share price of such type of Share set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 3.1(a) and 3.1(b) shall be five (5) business days and (ii) the Prospective Series A Seller has not completed the proposed Sale by the end of the 180th day following the date of the effectiveness of the Tag Along Notice, each Participating Tag Along Seller shall be released from its obligations under its Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such proposed

Sale pursuant to this Section 3.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Tag Along Seller to comply with the terms of this Section 3.1.

(g)                                 Excluded Transactions.  Notwithstanding the foregoing, (i) a holder of Series A Shares shall not be obligated to comply with the foregoing provisions of this Section 3.1 and (ii) no other holder of Shares shall have any right of participation pursuant to the terms of this Section 3.1, or otherwise, in each case, with respect to any Transfer of Series A Shares:

(A)                              subject to the provisions of Section 9 hereof, by a holder of Series A Shares to its partners or Affiliates;

(B)                                to the Company or its Subsidiaries;

(C)                                subject to the provisions of Section 7.3(d), in a Public Offering or, after the closing of the Initial Public Offering, pursuant to Rule 144; or

(D)                               in accordance with the exercise by the Majority Series A Holders of their “drag along” rights pursuant to Section 3.2 of this Agreement.

3.2                                 Series A Holders Drag Along.  Each holder of Shares hereby agrees, if requested by the Majority Series A Holders at any time, to Sell the Drag Along Sale Percentage of the total number of each type of Shares held by such holder, directly or indirectly, to a Prospective Buyer in the manner and on the terms set forth in this Section 3.2 in connection with the Sale by the Majority Series A Holders (each such Majority Series A Holder, a “Prospective Drag Along Seller”) of the Drag Along Sale Percentage of the total number of each type of Shares held by the Majority Series A Holders to the Prospective Buyer.

(a)                                  “Drag Along Sale Percentage” shall mean such percentage ownership amount as is specified by the Majority Series A Holders, which shall be applied equally on a pro rata basis to all holders of Shares (including the Series A Holders).

(b)                                 If the Majority Series A Holders elect to exercise their rights under this Section 3.2, the Prospective Drag Along Sellers shall furnish a written notice (the “Drag Along Notice”) to each other holder of Shares and to the Company.  The Drag Along Notice shall set forth the material terms and conditions of the proposed Sale insofar as it relates to the sale of Shares including the number and type of Shares to be acquired from the Drag Along Sellers, the Drag Along Sale Percentage, the per share consideration to be received for each type of Share (if the Prospective Buyer fails to allocate or reasonably indicate a per share consideration for each type of Share to be included in the proposed Sale, the Board shall determine in good faith the per share consideration for each type of Share) in the proposed Sale and the name, address and any Affiliate relationship to the Drag Along Sellers.  If the Drag Along Sellers consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each a “Participating Drag Along Seller”, and, together with the Prospective Drag Along Sellers, collectively, the “Drag Along Sellers”) shall be bound and obligated to Sell the Drag Along Sale Percentage of the number of each type of Shares in the proposed Sale on the same terms and conditions, with respect to each type of Share sold in the proposed Sale (subject to Section 3.3(d) in the case of Options), as the Prospective Drag Along Sellers shall sell each type of Shares in the Sale (subject to Section 3.3(d) in the case of Options).  If at the end of the 180th day following the date of the effectiveness of the Drag Along Notice the Prospective Drag Along Sellers have not completed the proposed Sale, each Participating Drag Along Seller shall be released from its obligation under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 3.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.2.

(c)                                  Appraisal Process.  In the case of a proposed Sale pursuant to Section 3.2 to a Prospective Buyer which is an Affiliate of a Prospective Drag Along Seller, such proposed Sale shall not be effected pursuant to the provisions of Section 3.2 unless the Appraisal Process is followed.

3.3                                 Miscellaneous.  The following provisions shall be applied to any prospective Sale to which Section 3.1 or 3.2 applies:

(a)                                  Certain Legal Requirements.  In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 3.1 or 3.2 includes any securities, and the receipt thereof by a Participating Tag Along Seller or a Participating Drag Along Seller (each, a “Participating Transferor”) would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Tag Along Seller or Drag Along Seller of any information regarding such securities or the issuer thereof that would not be required to be provided to the Prospective Tag Along Seller or the Prospective Drag Along Seller (each, a “Prospective Transferor”), and the Prospective Transferors determine not to have the issuer register or qualify such securities or person or have the issuer provide such information, as the case may be, then in lieu of the receipt of securities in the proposed Sale, against surrender of the Shares (in accordance with Section 3.3(f) hereof) which are to be sold in such proposed Sale by such applicable Participating Transferor, to the Prospective Buyer in the proposed Sale, the Prospective Transferors shall, contemporaneously with such Sale, cause to be paid to the Participating Transferors an amount in cash equal to the Fair Market Value of such type and number of Shares as of the date of the issuance of securities in exchange for Shares.

(b)                                 Further Assurances.  Each Participating Transferor, whether in its capacity as a Participating Transferor, Stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 3.1 or 3.2 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Transferors and the Prospective Buyer; provided, however, that Participating Transferors shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence.  Without limiting the generality of the foregoing, each Participating Transferor agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Transferors, to which such Prospective Transferors will also be party, including, without limitation, agreements to make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares; further provided, however, that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of Participating Transferors of the type described in clause (i) above, the aggregate amount of such liability shall not exceed the lesser of (A) such Participating Transferor’s pro rata portion of any such liability, to be determined in accordance with such Participating Transferor’s portion of the total number of Shares included in such Sale or (B) the proceeds to such Participating Transferor in connection with such Sale.

(c)                                  Sale Process.  The Prospective Transferors shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof.  No Prospective Transferor or any Affiliate of any Prospective Transferor shall have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such Prospective Transferor shall have failed to comply with the provisions of this Section 3.

(d)                                 Treatment of Options.  If any Participating Transferor shall Sell Options in any Sale pursuant to Section 3.1 or 3.2, such Participating Transferor shall receive in exchange for such Options consideration equal to the amount (if greater than zero) determined by multiplying (i) the purchase price per share of Common Stock received by the Prospective Transferors in such Sale less the exercise price per share of such Option by (ii) the number of shares of Common Stock issuable upon exercise of such Option (to the extent exercisable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

(e)                                  Expenses.  All reasonable costs and expenses incurred by the Prospective Transferors or the Company in connection with any proposed Sale pursuant to this Section 3 (whether or not consummated), including without limitation all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  The reasonable fees and expenses of a single legal counsel representing any or all of the other Tag Along Sellers or Drag Along Sellers in connection with any proposed Sale pursuant to this Section 3 (whether or not consummated) shall be paid by the Company.  Any other costs and expenses incurred by or on behalf of any or all of the other Tag Along Sellers or Drag Along Sellers in connection with any proposed Sale pursuant to this Section 3 (whether or not consummated) shall be borne by such Tag Along Seller(s) or Drag Along Seller(s).

(f)                                    Closing.  The closing of a Sale pursuant to Section 3.1 or 3.2 shall occur at such time and place as the Prospective Transferors shall specify by notice to each Participating Transferor.  At the closing of any Sale under this Section 3, each Participating Transferor shall deliver the certificates evidencing the Shares to be Sold by such Participating Transferor, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

3.4                                 Initiation of Sale of Company or Subsidiaries.  Any other provision of this Agreement to the contrary notwithstanding, the Majority Series A Holders shall have the right at any time to control the initiation of the sale of all or substantially all of the assets of the Company or the merger of the Company with another Person (a “Liquidity Event”) and to control the timing and terms of any Liquidity Event initiated by the Majority Series A Holders; provided, however, that such Liquidity Event shall be subject, in the case of a sale of Shares, to the applicable provisions of this Section 3.

3.5                                 Period.  The provisions of this Section 3 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

SECTION 4.                                TRANSFER RIGHTS

4.1                                 Transfer Restrictions.  No holder of Minority Shares shall Transfer any such Minority Shares to any Person except in the manner and on the terms set forth in this Section 4.  Any attempted Transfer of Minority Shares not permitted by this Section 4 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

(a)                                  Right of First Refusal.  Except as may be permitted under Section 4.2, or under any other provision of this Agreement, if a Minority Stockholder or any of its Permitted Transferees shall at any time propose to Transfer all or any portion of its Minority Shares (a “Minority Sale”) or is to be divested of its interest in all or a portion of its Minority Shares through seizure or sale by legal process or any Transfer through operation of law, such Minority Stockholder or Permitted Transferee (the “Minority Transferor”) shall notify the Board and shall first offer such Minority Shares for sale in writing to the Company.  Such written offer (the “Offer”) shall state the number and type of Minority Shares to be Transferred, the name and address of the proposed transferee, and the terms, conditions and third party price of the proposed Transfer.

Upon receipt of such Offer, the Company (and the Series A Holders, if a right to purchase is granted to the Series A Holders pursuant to Section 4.1(b)(ii)) shall have the following rights and options:

(i)                                     In the case of a proposed Minority Sale, the Company (and the Series A Holders, if applicable) may purchase the Minority Shares set forth in the Offer at the purchase price and upon such terms and conditions as follows:

(A)                              The purchase price for the Minority Shares offered for sale will be the lesser of (x) the purchase price proposed by the third party as described in the Offer, and (y) an amount equal to one hundred percent (100%) of the Contract Price (provided, however, that the purchasing party may, at its option, elect to forego determination of the Contract Price and set the purchase price at the third party offer price); and

(B)                                If the purchase price is that proposed by the third party, the terms of payment shall be as proposed by the third party (except that if the purchasing party elects to pay the lesser of the third party sale price or the Contract Price, the “date of purchase” may be deferred until a date which will be no later than twenty (20) days after determination of the Contract Price); and

(C)                                If the purchase price is the Contract Price, the terms of payment shall be the Contract Terms.

(ii)                                  If the Minority Transferor is to be divested of its interest in said Minority Shares through seizure or sale by legal process or by any Transfer through operation of law, including without limitation, a Transfer in connection with a judgment lien or a proceeding under the Bankruptcy Code, the purchase price of the Minority Shares shall be an amount equal to the Contract Price and the terms of payment shall be the Contract Terms.

(b)                                 Acceptance of Offer.

(i)                                     The Company may, by majority vote of the Board, accept the Offer as to all or any portion of the Minority Shares proposed to be Transferred, by giving written notice of such acceptance to the Minority Transferor within fifteen (15) days after the making of the Offer.

(ii)                                  In the event the Company does not exercise its option to purchase all of the Minority Shares being offered for sale, the Offer shall be extended to the Series A Holders and the Board shall provide a copy of the Offer to the Series A Holders, and the Series A Holders may purchase the Minority Shares not being purchased by the Company in accordance with the following procedure:

(A)                              The Series A Holders may purchase all or any portion of the Minority Shares not being purchased by the Company by giving written notice of such acceptance to the Minority Transferor, with a copy to the Company, within fifteen (15) days after receiving the Offer from the Company.  A Series A Holder that timely submits a notice of acceptance hereunder will be conclusively deemed to have exercised its option to purchase its pro rata portion of the Minority Shares offered for sale hereunder or, if less, the number of Minority Shares specified by such Series A Holder in its notice of acceptance or, if any one or more of the other Series A Holders does not exercise its option to purchase its entire pro rata portion of the Minority Shares, such greater number of Minority Shares as specified by such Series A Holder in its notice of acceptance.

(B)                                The Minority Shares which are available for purchase by the Series A Holders hereunder shall be allocated among the Series A Holders that have timely submitted notices of acceptance on a pro rata basis.

(c)                                  Disposition to Third Party.  If the Offer is not accepted by the Company and/or the Series A Holders (if applicable) with respect to all of the Minority Shares offered for sale, then none of the acceptances under Section 4.1(b) shall be effective and the Minority Transferor shall have the right to Transfer all (but not less than all) of its Minority Shares subject to the Offer to the third party designated in the Offer, on the same terms, conditions and price specified in the Offer; provided, however, that such Transfer is made within thirty (30) days after the last date on which an Offer may be accepted under Section 4.1(b) and provided, further, that the transferee agrees in writing to be bound by this Agreement (other than the provisions of Section 4 hereof) to the same extent as if such transferee had originally been a Minority Stockholder hereunder.  In the event of a Transfer to such third party in accordance with this

Section 4.1(c), the Company and the Series A Holders shall provide the Minority Transferor with such documents and instruments as may be reasonably necessary to permit the Transfer free of the right of first refusal options granted to the Company and the Series A Holders as set forth in this Section 4.1.

(d)                                 Failure of Sale.  If neither the Company, the Series A Holders nor the third party purchases all of the Minority Shares offered for sale within the periods provided in Sections 4.1(b) and 4.1(c), such Minority Shares shall continue to be subject to the restrictions of this Agreement.

(e)                                  Remedy for Violation.  Upon any voluntary Transfer of Minority Shares by a Minority Stockholder or any of its Permitted Transferees in violation of any of the provisions of this Agreement, the Company and the Series A Holders shall have, in addition to such other remedies and damages as may be available to them under applicable law, the right and option to purchase all or any portion of such Minority Shares from the holder or holders thereof at a price equal to ninety percent (90%) of the price that would otherwise have been applicable if the Minority Stockholder had complied with the terms hereof and the terms of payment shall be the Contract Terms.  Such option shall be exercisable in the manner and in accordance with the procedures set forth in Sections 4.1(a) through 4.1(c), provided that, for purposes of applying such procedures, the date of discovery of such violation shall be deemed to be the date on which the Offer is made.

(f)                                    Sale Involving Non-Cash Consideration.  In the case of a Minority Sale in which the prospective purchaser’s terms include consideration other than cash or deferred payments, the Offer by the Minority Transferor shall set forth as the proposed third party sale price an equivalent value cash price; provided, however, that the Board may in good faith dispute the equivalent value cash price set forth in the Offer by providing a notice in writing (“Notice of Dispute”) to the Minority Transferor within five (5) days of the giving of the Offer.  In the event of such dispute, a determination of the equivalent value cash price shall be made as soon as practicable after delivery of the Offer by an Appraiser mutually agreeable to the Minority Transferor and the Board.  If the Minority Transferor and the Board are unable to select an Appraiser by mutual agreement within five (5) days following the date the Notice of Dispute is provided, the Board and the Minority Transferor shall each select an Appraiser, and the two (2) Appraisers so selected shall select the Appraiser who shall determine the equivalent value cash price for purposes hereof.  The Minority Transferor shall bear one-half (½) of the cost of any appraisal required hereunder and the Company shall bear the balance of the cost of such appraisal.  The equivalent value cash price determined by the Appraiser finally selected hereunder shall be binding and conclusive on the parties, and the Offer shall be deemed to have been made as of the date such determination of the equivalent value cash price is final.

4.2                                 Transfers of Minority Shares.  Notwithstanding anything to the contrary in Section 4.1, any holder of Minority Shares may Transfer any or all of the Minority Shares held by such holder as set forth below:

(a)                                  Company.  Any holder of Minority Shares may, at any time during its lifetime, voluntarily Transfer any or all of such Minority Shares, with the Board’s prior written approval, to the Company or any Subsidiary of the Company.

(b)                                 Bain Investors and Stolberg Investors.  Any holder of Minority Shares may Transfer any or all of such Minority Shares to the Bain Investors and the Stolberg Investors, provided that (i) such Minority Shares to be Transferred are offered to both the Bain Investors and the Stolberg Investors and (ii) if both the Bain Investors and the Stolberg Investors agree to accept such Minority Shares, then such Minority Shares shall be allocated between the Bain Investors and the Stolberg Investors in proportion to the number of Shares then held by the Bain Investors and the Stolberg Investors.

(c)                                  Members of Immediate Family.  Subject to the provisions of Section 9, with the prior written approval of the Board which shall not be unreasonably withheld, any holder of Minority Shares may Transfer any or all of such Minority Shares to a Member of the Immediate Family of such holder.

(d)                                 Partners; Affiliates.  Subject to the provisions of Section 9, with the prior written approval of the Board which shall not be unreasonably withheld, any holder of Minority Shares that is not a natural person may Transfer any or all of such Minority Shares to a partner or Affiliate of such holder.

(e)                                  Calls.  Any holder of Minority Shares may Transfer any or all of such Minority Shares in accordance with the provisions, terms and conditions of Section 5 hereof.

(f)                                    Tag Alongs, Drag Alongs, etc.  Any holder of Minority Shares may Transfer any or all of such Minority Shares in accordance with the provisions, terms and conditions of Section 3 hereof.

(g)                                 Public.  Subject to the provisions of Section 7.3(d), any holder of Minority Shares may Transfer any or all of such Minority Shares in a Public Offering or, after the closing of an Initial Public Offering, pursuant to Rule 144.

Any attempted Transfer of Minority Shares not in compliance with this Section 4 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

4.3                                 Period. The foregoing provisions of this Section 4 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

SECTION 5.                            PURCHASES OF MINORITY SHARES

5.1                                 Purchases Upon Termination of Employment.  In the event the employment of a Minority Stockholder with the Company terminates for any reason whatsoever, whether such termination is voluntary or involuntary and whether it is with or without Cause, the following shall apply:

(a)                                  In the event the employment of the Minority Stockholder, is terminated by the Company by reason of Disability or terminates by reason of death, the Company shall purchase all Shares owned by the Minority Stockholder and his Permitted Transferees, and such holders shall sell all such Shares to the Company, at a price equal to the Contract Price and on the Contract Terms.

(b)                                 In the event the Minority Stockholder voluntarily terminates his employment with the Company, or the Company terminates his employment other than by reason of Disability (and whether with or without Cause), the Company shall have the right and option, exercisable by written notice to the terminated Minority Stockholder at any time within four months following the effective date of termination of employment, to purchase all (but not less than all except as set forth in Section 5.2) Shares then owned by the terminated Minority Stockholder and his Permitted Transferees at a price equal to (i) the Base Price thereof, in the event of termination of employment with Cause, or (ii) the Contract Price, in the event of termination of employment without Cause or in the event of voluntary termination of employment.  The terms of payment shall be the Contract Terms.  If the Company does not timely exercise its option hereunder or cannot exercise any purchase under Section 5.1(a) or 5.1(b) as described in Section 5.2, the Stolberg Investors and the Bain Investors shall have the right and option, exercisable by giving written notice to the terminated Minority Stockholder within thirty (30) days following expiration of the Company’s option hereunder, to purchase all Shares then owned by the Minority Stockholder and his Permitted Transferees at the same price and on the same terms of payment as would have been applicable had the Company timely exercised its option to purchase such Shares.  Such Shares shall be allocated among the Stolberg Investors and the Bain Investors so electing in the manner set forth in Section 4.1(b) hereof.

(c)                                  In the event the Minority Stockholder voluntarily terminates his employment with the Company, or the Company terminates his employment, the Minority Stockholder shall have the right and option, exercisable by written notice to the Company at any time within four (4) months following the effective date of termination of employment, to require the Company to purchase all (but not less than all) of the Shares then owned by the terminated Minority Stockholder and his Permitted Transferees at a price equal to (i) the Base Price thereof, in the event of termination of employment with Cause, or (ii) the Contract Price, in the event of termination of employment without Cause or in the event of voluntary termination of employment.  The terms of payment shall be the Contract Terms.

(d)                                 In the event a Minority Stockholder disputes that his employment has been terminated for Cause, such dispute shall be resolved via arbitration conducted in accordance with the then current rules of the American Arbitration Association (“AAA”).  Upon the filing of a notice for demand for arbitration by a Minority Stockholder, the dispute shall be referred to and decided by an arbitrator appointed by the AAA in accordance with the then current rules of the AAA.  Except as set forth below, each party shall bear its own costs incurred in connection with the arbitration proceeding.  A party shall have the right to conduct and enforce prehearing discovery in accordance with the then current Federal Rules of Civil Procedure.  Document discovery and other discovery shall be under the control of and enforceable by the arbitrator and the arbitrator shall permit and facilitate such discovery as it shall determine is appropriate under the circumstances.  If the arbitrator rules against the Company, any sale and purchase of Shares owned by such terminated Minority Stockholder and his Permitted Transferees pursuant to the provisions of this Section 5 shall be at the Contract Price.  In addition, if the arbitrator determines that the Company did not have a reasonable basis for concluding that the actions or inactions of the Minority Stockholder giving rise to his termination of employment constituted a basis for Cause, the arbitrator shall so state and, in such event, the Company shall be required to reimburse the Minority Stockholder for all reasonable fees and expenses incurred in connection with such arbitration hearing.

For purposes of this Section 5.1, Shares subject to purchase and sale pursuant to the provisions of this Section 5.1 shall also include any and all Shares which could be acquired by a Minority Stockholder pursuant to any outstanding vested options and/or warrants held by such Minority Stockholder as of the date of such purchase.

5.2                                 Inability to Purchase.  Notwithstanding the provisions of this Section 5, if the Company is the purchaser and it shall not have authority to permit it to lawfully purchase all of the Shares which are subject to purchase under Sections 5.1(a), 5.1(b) and 5.1(c) hereof, or if its Senior Lenders shall prohibit the cash payment described in clause (b) of the definition of Contract Terms at such time, then (i) the Company shall not be deemed to be in breach or violation hereof as a result thereof, (ii) the Minority Stockholder shall not be required to sell his Shares to the Company at that time, and (iii) the rights of the Minority Stockholder and the Company to demand purchase and sale of Shares held by such Minority Stockholder and his Permitted Transferees shall be deferred until such time as the Company shall legally be able to purchase such Shares or the Senior Lenders agree that such purchase may be made.  The Company shall promptly give notice to the Minority Stockholder once it is legally able to purchase such Shares or the Senior Lenders agree to the cash payment (the “Waiver of Deferral Notice”) and the purchase and sale obligations set forth in Section 5.1(a) and the four-month period in which the Minority Stockholder and the Company have the option to exercise put and call rights as described in this Section 5 shall begin running from the date of such notice.  In the event of any Transfers of Shares held by the Minority Stockholder and/or his Permitted Transferees in accordance with this Agreement prior to the Waiver of Deferral Notice, the reinstated put and call options described herein shall not apply to such Transferred Shares.  Notwithstanding the foregoing, if the seller shall so request, the Company shall purchase as many of the Shares involved as it legally shall be able to purchase or as its Senior Lenders may permit it to purchase with the corresponding cash payment on the date the purchase is otherwise to close hereunder.

5.3                                 Employment with Subsidiary.  For purposes of this Section 5, a Minority Stockholder’s employment with any Subsidiary of the Company shall be deemed to be employment with the Company.  Any termination thereof shall be deemed to be termination of such employment with the Company; provided, however, that any termination of employment with the Company or any Subsidiary when such employee is immediately employed by another Subsidiary of the Company shall not be deemed termination for purposes here.

5.4                                 Contingent Put Option.  In the event the Internal Revenue Service (“IRS”) determines that the transfer by any Cady Stockholder of its shares of common stock of Cady Communications, Inc. (“CCI Stock”) to the Company in exchange for the Preferred Stock of the Company held by a Cady Stockholder on or before June 25, 2002 (the “Cady Preferred Stock”) does not satisfy the requirements of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) for tax-free exchange treatment and, therefore, determines that such Cady Stockholder must recognize gain upon the exchange of CCI stock for Cady Preferred Stock (the “Gain”), then the following shall apply:

(a)                                  The Cady Stockholder shall have the right and option, exercisable by written notice to the Company delivered within thirty (30) days after a final IRS determination, to require the Company to purchase that number of Shares of the Company held by such Cady Stockholder as have an aggregate Contract Price equal to the amount of federal and state capital gains taxes required to be paid by the Cady Stockholder on the Gain.  For purposes hereof, an IRS determination shall be “final” if no right of appeal exists or the time allowed for appeal has expired without the Cady Stockholder appealing such determination.  In the event of a sale and purchase pursuant to this Section 5.4, the purchase price for the Shares subject to the put option shall be the Contract Price and the terms of payment shall be the Contract Terms except that no promissory note shall be issued and the purchase price shall be paid in full in cash at the closing of the purchase and sale of such Shares.

(b)                                 Notwithstanding the provisions of Section 5.4(a), if the Company’s Senior Lenders shall prohibit payment by the Company with respect to the put option described herein, then the Company shall not be required to purchase any Shares pursuant to this Section 5.4.

5.5                                 Period.  The provisions of Section 5 (other than Section 5.4) shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

SECTION 6.                                PREEMPTIVE RIGHTS.

The Company shall not issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Person (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of this Section 6.

6.1                                 Right of Participation.

(a)                                  Offer.  Not fewer than fifteen (15) days prior to the consummation of the Issuance, a notice (the “Participation Notice”) shall be furnished by the Company to each of the Series A Holders, Clifford D. Williams, Paul D. Cady, Daniel P. Cady, David G. Cady, Kim Cady, Susan E. Rivera, Thomas Rivera, Steve M. Simon, Nortel Networks, Inc., Global Crossing and Bandwith, Inc. (the “Participation Offerees”). The Participation Notice shall include:

(i)                                     The principal terms of the proposed Issuance, including, without limitation, the amount and kind of Subject Securities to be included in the Issuance, the number of Equivalent Shares represented by such Subject Securities (if applicable), the percentage of the total number of Equivalent Shares outstanding as of immediately prior to giving effect to such Issuance which the number of Equivalent Shares held by such Participation Offeree constitutes (the “Participation Portion”), the maximum and minimum price (including, without limitation, if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities, and the name and address of the Person to whom the Subject Securities will be Issued (the “Prospective Subscriber”); and

(ii)                                  An offer by the Company to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same economic terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees as each of the Prospective Subscribers shall be Issued units of Subject Securities.

(b)                                 Exercise.

(i)                                     General.  Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall send a written commitment to the Company within fifteen (15) days after the effectiveness of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed its Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a “Participating Buyer”).  Each Participation Offeree who has not so accepted such offer shall be deemed to have waived all of its rights with respect to the Issuance, and the Company shall thereafter be free to Issue Subject Securities in the Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees.  If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 6.1 separately complied with, in order to consummate such Issuance pursuant to this Section 6.1.

(ii)                                  Irrevocable Acceptance.  The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities Issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.

(iii)                               Time Limitation.  If at the end of the 180th day following the date of the effectiveness of the Participation Notice the Company has not completed the Issuance (for any reason other than the failure by any Participating Buyer to pay the applicable purchase price), each Participating Buyer shall be released from its obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 6.1 separately complied with, in order to consummate such Issuance pursuant to this Section 6.1.

(c)                                  Other Securities.  The Company may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including, without limitation, debt securities) other than Subject Securities (“Other

Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned.  In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

(d)                                 Certain Legal Requirements.  In the event that the participation in the Issuance by a Participation Offeree as a Participating Buyer would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any information regarding the Company or the securities that would not be required to be provided to the Series A Holders, then such holder of Shares shall not have the right to participate in the Issuance.  Without limiting the generality of the foregoing, it is understood and agreed that the Company shall not be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

(e)                                  Further Assurances.  Each Participation Offeree and each Stockholder to whom the Shares held by such Participation Offeree were originally issued, shall, whether in its capacity as a Participating Buyer, Stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to expeditiously consummate each Issuance pursuant to this Section 6.1 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company and the Prospective Subscriber.  Without limiting the generality of the foregoing, each such Participating Buyer and Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.

(f)                                    Expenses.  All reasonable costs and expenses incurred by the Participation Offerees or the Company in connection with any proposed Issuance of Subject Securities (whether or not consummated), including without limitation all accounting fees and charges, all finders, brokerage or investment banking fees, charges or commissions, and the reasonable fees and expenses of a single legal counsel representing any or all of the Participation Offerees in connection with any proposed Issuance of Subject Securities (whether or not consummated) shall be paid by the Company.

(g)                                 Closing.  The closing of an Issuance pursuant to Section 6.1 shall take place at such time and place as the Company shall specify by notice to each Participating Buyer.  At the closing of any Issuance under this Section 6.1(g), each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be Issued to such Participating Buyer, registered in the name of such Participating Buyer or its designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

6.2                                 Excluded Transactions.  Notwithstanding the preceding provisions of this Section 6, the preceding provisions of this Section 6 shall not restrict:

(a)                                  Any Issuance of Common Stock upon the exercise or conversion of any of the Company’s preferred stock, Options or Convertible Securities outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 6;

(b)                                 Any Issuance of Subject Securities in connection with the acquisition by the Company or its Subsidiaries of the business, assets or stock of another entity;

(c)                                  Any Issuance of Subject Securities to employees, directors or consultants of the Company or its Subsidiaries pursuant to the Stock Option Plan;

(d)                                 Any Issuance of Subject Securities in connection with the placement of debt;

(e)                                  Any Issuance of Common Stock in connection with a Qualified Public Offering;

(f)                                    The Issuance of Common Stock by reason of a dividend, stock split, split-up or other distribution on Common Stock; or

(g)                                 The Issuance of other Subject Securities upon the written consent of the Majority Series A Holders (following a written notice to such Majority Series A Holders requesting such exclusion, which notice shall include the type of security to be issued, the number of shares of the security to be issued, and the consideration to be received by the Company for such security(ies)).

6.3                                 Certain Provisions Applicable to Options.  In the event that the Issuance of Subject Securities shall result in any increase in the number of shares of Common Stock issuable upon exercise of the Options, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options shall be entitled to purchase pursuant to Section 6.1, if any, shall be reduced, share for share, by the amount of any such increase.

6.4                                 Period.  The foregoing provisions of this Section 6 shall terminate automatically on the consummation of a Qualified Public Offering.

SECTION 7.                                REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its Subsidiaries to perform and comply, with such of the following provisions as are applicable to it.  Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

7.1                                 Demand Registration Rights for Series A Shares.

(a)                                  General.  At any time, the Majority Series A Holders (“Initiating Series A Holders”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or any portion of the Registrable Securities held by the Series A Holders (“Registrable Series A Securities”).  At any time after the Company becomes eligible to file a registration statement on Form S-3 (or any successor form relating to secondary offerings), the Majority Series A Holders shall have the right to require the Company to effect a registration on Form S-3 (or such successor form) of Registrable Series A Securities.  The Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Series A Securities which the Company has been requested to register by such Initiating Series A Holders together with all other Registrable Securities which the Company has been requested to register pursuant to Section 7.2 hereof by notice delivered to the Company within twenty (20) days after the Company has given the notice required by Section 7.2(a) hereof (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register.

(b)                                 Number of Registrations; Form.  The Company shall be required to effect three (3) registrations on Form S-1 (or any successor form) and an unlimited number of registrations on Forms S-2 and/or S-3 (or any successor form) pursuant to this Section 7.1; provided, however, that the Company shall not be required to effect any registration (other than on Forms S-2 and/or S-3 or any successor form relating to secondary offerings) within six (6) months after the effective date of any other registration statement of the Company; provided further that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 7.1 in any twelve-month period.

(c)                                  Company Delay.  If at the time of any request to register Registrable Securities pursuant to this Section 7.1, the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in a registered Public Offering as to which the holders of Series A Shares may include Registrable Securities pursuant to Section 7.2 or is engaged in any other activity which, in the good faith determination of the Board, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two-year period.

(d)                                 Effective Demands.  Except as provided in Section 7.1(e), no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 7, and no registrations of Registrable Securities pursuant to which the Initiating Series A Holders and all other holders of Registrable Series A Securities joining therein are not able to include at least ninety percent (90%) of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this Section 7.1.

(e)                                  Payment of Expenses.  The Company shall pay all reasonable costs and expenses incurred by each Series A Holder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and expenses of certified public accountants and underwriters (excluding discounts and commissions) and the reasonable fees and expenses of a single legal counsel representing any or all of the Initiating Series A Holders, in connection with each registration of Registrable Securities requested pursuant to this Section 7.1, other than applicable transfer taxes, if any.

(f)                                    Additional Procedures.  In the case of a registration pursuant to this Section 7.1, whenever the holders of at least a majority of the Registrable Series A Securities to be included in the proposed registration statement in question (the “Majority Participating Holders”) shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 7.2.  In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to this Section 7.1 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Holders and such holder).  If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

7.2                                 Piggyback Registration Rights.

(a)                                  Piggyback Registration.

(i)                                     General.  Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of the Series A Holders (pursuant to Section 7.1) for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities of its intention to do so.  Any such holder may, by written response delivered to the Company within twenty (20) days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration.  The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Common Stock which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered.  No registration of Registrable Securities effected under this Section 7.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 7.1 hereof.

(ii)                                  Excluded Transactions.  The Company shall not be obligated to effect any registration of Registrable Securities under this Section 7.2 incidental to the registration of any of its securities in connection with:

(A)                              Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

(B)                                Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses; or

(C)                                The Initial Public Offering except as to Registrable Securities requested to be included in such offering by the Series A Holders.

(b)                                 Payment of Expenses.  The Company shall pay all reasonable expenses of a single legal counsel representing any and all holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 7.2; provided, however, that if the Company is paying the expenses of counsel to the Initiating Series A Holders pursuant to Section 7.1(e), then the Company shall not be required to pay expenses for any additional legal counsel to the holders of Registrable Securities.

(c)                                  Additional Procedures.  Holders of Shares participating in any Public Offering pursuant to this Section 7.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other selling Stockholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters; provided, however, that (i) with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (ii) to the extent selling Stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (A) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (B) such holder’s net proceeds from such offering.

7.3                                 Certain Other Provisions.

(a)                                  Underwriter’s Cutback.  In connection with any registration of shares the underwriter may determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten.  Notwithstanding any contrary provision of this Section 7 and subject to the terms of this Section 7.3(a), the underwriter may limit the number of Shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of Shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 7.3(a)); provided, however, that, in connection with a registration requested pursuant to Section 7.1 or 7.2 hereof, the Initiating Series A Holders that demanded the registration of shares shall not be deemed to have exercised one of its demand registration rights on Form S-1 pursuant to this

Section 7 if the Initiating Series A Holders are cut back by more than twenty-five percent (25%) of the total number of Shares sought to be included by such Initiating Series A Holder.  Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation:  Shares, other than Registrable Securities, requested to be included in such registration by Stockholders shall be excluded unless the Company has, with the consent of the Majority Series A Holders, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of Shares is still required, the number of Registrable Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each Stockholder requested be registered in such registration.  For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Securities which is a partnership or corporation shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence.  No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter.  The Registrable Securities so withdrawn shall also be withdrawn from registration.

(b)                                 Other Actions.  If and in each case when the Company is required to use its reasonable best efforts to effect a registration of any Registrable Securities as provided in this Section 7, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation:  (i) promptly preparing and filing with the Commission a registration statement with respect to such Registrable Securities and using reasonable efforts to cause such registration statement to become effective; (ii) preparing and filing with the Commission such amendments and supplements to such registration statement as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 180 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act; (iii) furnishing to the holders of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them; (iv) notifying each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the majority of the holders of Registrable Securities, preparing a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) in the event of an underwritten Public Offering, entering into and performing its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; provided, however, that each holder of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement; (vi) using its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten Public Offering and (B) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten Public Offering; (vii) using its reasonable best efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the holders of Registrable Securities shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; (viii) causing all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, using its reasonable best efforts to secure designation of all Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or, failing that, securing NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, arranging for at least two market makers to register as such with respect to such Registrable Securities with the NASD; (ix) making available for inspection by any seller of Registrable Series A Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and causing the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case subject to the requirement that recipients execute appropriate confidentiality agreements; and (x) otherwise cooperating reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration.

(c)                                  Selection of Underwriters and Counsel.  The underwriters to be retained in connection with any Public Offering shall be selected by the Board and the Majority Series A Holders.  The legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 7.1(a), the Initiating Series A Holders.

(d)                                 Lock-Up.  Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven (7) days immediately preceding and ending on the 180th day following the effective date of the registration statement used in connection with such offering (or such other period agreed upon by the underwriters, the Majority Series A Holders and the Company), no holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any Option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any Convertible Security or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (A) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, (B) Transfers to a Permitted Transferee of such holder in accordance with the terms of this Agreement or (C) conversions of shares of Common Stock into other classes of Common Stock without change of holder; provided, further, that in the event that the underwriter releases any holder(s) of Shares from the terms and conditions of this Section 7.3(d), then the number of Shares subject to such release shall be allocated proportionally among all of the holders of Shares subject to this lock-up provision.

7.4                                 Indemnification and Contribution.

(a)                                  Indemnities of the Company.  In the event of any registration of any Registrable Securities or other debt or Equity Securities of the Company or any of its Subsidiaries under the Securities Act pursuant to this Section 7 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including, without limitation, reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or Equity Securities of the Company or any of its Subsidiaries are sold (whether or not for the account of the Company or its Subsidiaries), the Company will, and hereby does, and will cause each of its Subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its Subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof or specifically furnished for use in the preparation thereof.  The indemnities of the Company and of its Subsidiaries contained in this Section 7.4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

(b)                                 Indemnities to the Company.  In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Section 7, each seller of Registrable Securities, severally and not jointly, shall indemnify and hold harmless the Company and any of its Subsidiaries, each director of the Company or any of its Subsidiaries, each officer of the Company or any of its Subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including, without limitation, reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its Subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation or specifically furnished for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its Subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

(c)                                  Contribution.  If the indemnification provided for in Section 7.4(a) or 7.4(b) hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 7.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just or equitable if contribution pursuant to this Section 7.4(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence.  The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.4(c) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)                                 Limitation on Liability of Holders of Registrable Securities.  The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 7.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

7.5                                 Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Majority Series A Holders, voting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement includes:  (a) to the extent the agreement would allow such holder or prospective holder to include such securities in any registration filed under Section 7.1 or 7.2 hereof, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Series A Securities which would otherwise be included; and (b) no provision which would allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the dates or events set forth in Section 7.1.(a).

SECTION 8.                                REVALUATION OF SHARE PRICES

8.1                                 Look-Back by Company, etc.  Notwithstanding anything contained in this Agreement to the contrary, if (i) Shares are purchased pursuant to Section 4.1 or 5.1 from a Minority Stockholder or its Permitted Transferees (the “Subject Minority Shares”) and such Minority Stockholder is or was ever an employee of the Company or any of its Subsidiaries (or related to such employee or director), (ii) the purchaser of the Subject Minority Shares was the Company, any of the Stolberg Investors or any of the Bain Investors, and (iii) the purchase price paid for the Subject Minority Shares exceeded $100,000, then the Stolberg Investors, the Bain Investors and/or the Company will have the option (the “Look-Back Option”), exercisable by written notice to such Minority Stockholder at anytime within the one year period following the notice of exercise of an option to sell or purchase the Subject Minority Shares pursuant to Section 4.1 or 5.1 (the date of notice of exercise of the Look-Back Option is referred to herein as the “Look-Back Date”), to require that the Contract Price of the Subject Minority Shares be redetermined as of the Look-Back Date (the “Look-Back Valuation”) by the same Appraiser who determined the Contract Price of the Subject Minority Shares (or if no Appraiser was used, such Appraiser shall be chosen in the manner described in the definition of Contract Price in Section 13.2). The fees and expenses of such Appraiser shall be borne by the purchaser. If the Look-Back Option is exercised, the following shall apply:

(a)                                  If the Look-Back Valuation is an amount which is less than ninety percent (90%) of the purchase price paid by the Stolberg Investors, the Bain Investors and/or the Company for the Subject Minority Shares, the purchase price paid to such Minority Stockholder and/or any of his Permitted Transferees will be reduced to an amount equal to the Look-Back Valuation.  Any such reduction in the purchase price for the Subject Minority Shares shall be deducted in equal installments over the remaining term of any promissory note issued in connection with the purchase of the Subject Minority Shares and, if no such promissory note was issued and remains outstanding, such reduction shall be due and payable immediately by the Minority Stockholder and/or his Permitted Transferees to the purchaser in cash.  Any amounts not paid by the Minority Stockholder and/or his Permitted Transferees when due shall either (i) bear interest at a fixed rate per annum from the due date to the date of payment at the lesser of 12% or the Prime Rate in effect as of the due date or (ii) at the option of the Stolberg Investors, the Bain Investors and/or the Company, as applicable, be paid by surrendering a number of Shares with a value based on the Look-Back Valuation equal to the amount due from the Minority Stockholders and/or his Permitted Transferees.

(b)                                 If the Look-Back Valuation equals or exceeds ninety percent (90%) of the purchase price paid to such Minority Stockholder and/or his Permitted Transferees for the Subject Minority Shares, the purchase price for the Subject Minority Shares will not be changed and, in addition, the interest rate on any outstanding promissory note issued to the Minority Stockholder and/or its Permitted Transferees in connection with the purchase of such Subject Minority Shares will be increased by one hundred (100) basis points effective as of the Look-Back Date.

8.2                                 Look-Back by Minority Stockholder.  Notwithstanding anything contained in this Agreement to the contrary, if (i) Shares are purchased from any Minority Stockholder and/or his Permitted Transferees pursuant to Section 4.1(a) or 4.1(b) (such Shares purchased pursuant to Section 4.1(a) or 4.1(b) (specifically excluding, however, any Shares purchased upon termination of such Minority Stockholder’s employment for Cause) are referred to herein as the “Employee Stock”), and (ii) there is a Sale of the Company within the one year period following the date of notice of exercise of such option to purchase, such Minority Stockholder shall have the right and option, exercisable by written notice to the purchaser of the Employee Stock within fifteen (15) days after notice of such Sale has been provided to the Minority Stockholder, to require that the

Contract Price for the Employee Stock be redetermined as of the date of Sale based on the consideration received in the Sale and determined as if the Employee Stock were issued and outstanding on the date of Sale.  At the time notice of the Sale is provided to the Minority Stockholder, the Minority Stockholder shall also be advised of the terms, conditions and price received in connection with the Sale.  The Minority Stockholder shall have the right to review those portions of the Sale documentation relating to the determination, payment and any adjustment of the consideration paid in connection with such Sale; provided, however, that such Minority Stockholder shall first agree to treat all such information as confidential information and shall sign such confidentiality agreement as may be reasonably requested with respect thereto.  If the consideration in the Sale is for other than cash and the parties cannot agree on the redetermined Contract Price, such redetermined Contract Price shall be determined by the same Appraiser who originally determined the Contract Price (or, if no Appraiser was used, such Appraiser shall be chosen in the manner described in the definition of Contract Price in Section 13.2).  In the event the redetermined Contract price for the Employee Stock is higher than the price paid to such Minority Stockholder and/or his Permitted Transferees for the Employee Stock, then the excess shall be paid to such Minority Stockholder and/or his Permitted Transferees on the same terms and conditions as the remaining Stockholders of the Company receive amounts payable to them in connection with the Sale.  The cost of any reappraisal shall be borne by the Minority Stockholder.

8.3                                 Re-evaluation Upon Initial Public Offering.  Notwithstanding anything in this Agreement to the contrary, if (i) Employee Stock is purchased, and (ii) there is an Initial Public Offering of the Company within the one year period following the date of notice of exercise of the option to purchase such Employee Stock, the Company shall give written notice of the proposed Initial Public Offering to such Minority Stockholder not less than thirty (30) days prior to the proposed effective date of such Initial Public Offering.  Upon receipt of such notice, such Minority Stockholder and/or his Permitted Transferees shall each have the right and option, exercisable by written notice delivered to the Company and the purchaser of the Employee Stock within fifteen (15) days after receipt of notice of the proposed Initial Public Offering, to rescind the sale of the Employee Stock.  If the Minority Stockholder and his Permitted Transferees so elect to rescind the sale of the Employee Stock, and contingent upon the effectiveness of the Initial Public Offering, the Minority Stockholder and his Permitted Transferees shall remit to the purchaser of the Employee Stock all consideration received for such Employee Stock and, upon receipt of such funds, the Minority Stockholder and/or his Permitted Transferees shall receive a return of the Employee Stock.  Notwithstanding the foregoing, if a Minority Stockholder or his Permitted Transferee elects to rescind a sale of Employee Stock to a Bain Investor or a Stolberg Investor pursuant to this Section 8.3 and (i) such rescission would give rise to taxable income and (ii) the Bain Investor or Stolberg Investor who is required to rescind the sale of Employee Stock so notifies the Minority Stockholder (or Permitted Transferee) electing to exercise the right of rescission prior to the time of such rescission, which notice shall set forth the Make-Whole Amount, the Minority Stockholder (or Permitted Transferee) in question shall have the option either (a) of electing to rescind the notice of revision or (b) proceeding with the revision so long as prior to such revision the Minority Stockholder (or Permitted Transferee) in question pays to the Bain Investor or Stolberg Investor in question an amount (the “Make-Whole Amount”) which after deducting all taxes payable as a result of the receipt thereof would equal the taxes on the taxable income referred to above (both such taxes to be calculated at the maximum marginal rate applicable to individuals).

SECTION 9.                                CERTAIN ISSUANCES AND TRANSFERS, ETC.

Notwithstanding any other provision of this Agreement, (a) Shares Transferred in a Public Offering or, after the Initial Public Offering, pursuant to Rule 144 shall be conclusively deemed thereafter not to be Series A Shares, Common Shares or Minority Shares, as applicable, under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof, and (b) any Shares Transferred or acquired other than as contemplated in clause (a) shall upon such Transfer or acquisition continue to be deemed for all purposes hereof to be Series A Shares, Common Shares  or Minority Shares, as applicable, under this Agreement and no such Transfer shall be effective unless the transferee of such Shares has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such transferee shall remain Series A Shares, Common Shares or Minority Shares hereunder, as the case may be, and shall continue to be subject to all of the provisions of this Agreement and that such transferee shall be bound by and a party to this Agreement as the holder of Series A Shares, Common Shares or Minority Shares, as the case may be, hereunder.

SECTION 10.                          REMEDIES.

10.1                           Generally.  The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary injunctive relief) as may be appropriate in the circumstances.

10.2                           Deposit.  Without limiting the generality of Section 10.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 3 or 5 hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares shall terminate.  Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

SECTION 11.                          LEGENDS

11.1                           Restrictive Legend.  Each certificate representing Shares shall have the legend following:

“The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Fourth Amended and Restated Stockholders Agreement dated as of June 27, 2002, to which the issuer and certain of its stockholders are party, as amended and modified from time to time.  A copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.”

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

11.2                           1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.”

11.3                           Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

11.4                           Termination of 1933 Act Legend. The requirement imposed by Section 11.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 11.2 hereof.

SECTION 12.                          AMENDMENT, TERMINATION, ETC.

12.1                           Oral Modifications.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

12.2                           Written Modifications.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Series A Holders; provided, however, that:

(a)                                  the consent of the holders of a majority of the Minority Shares then outstanding shall be required for (i) any amendment, modification, extension, termination or waiver of Section 3.1 which would eliminate the rights of the holders of Minority Shares to participate in a Sale under Section 3.1 or any amendment, modification, extension, termination or waiver of Section 3.1 which would disproportionately materially adversely affect the rights of the holders of Minority Shares vis-à-vis the rights of the holders of Shares other than Minority Shares, (ii) any amendment, modification, extension, termination or waiver of Section 7.2 which would eliminate the rights of the holders of Minority Shares to participate in a registration under Section 7.2 or any amendment, modification, extension, termination or waiver of Section 7.2 which would disproportionately materially adversely affect the rights of the holders of Minority Shares vis-à-vis the rights of the holders of Shares other than Minority Shares, (iii) any amendment, modification, extension, termination or waiver of Section 3.2(c), which would disproportionately materially adversely affect the rights of the holders of Minority Shares vis-à-vis the rights of the holders of Shares other than Minority Shares, and (iv) any amendment, modification, extension, termination or waiver of Section 4.2, 5 or 8; and

(b)                                 the consent of the holders of a majority of the Shares held by the Cady Stockholders shall be required for any amendment, modification, extension, termination or waiver of Section 5.4.

Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto.  In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

12.3                           Termination.  No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

SECTION 13.                          DEFINITIONS

For purposes of this Agreement:

13.1                           Certain Matters of Construction.  In addition to the definitions referred to or set forth below in this Section 13:

(a)                                  The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b)                                 Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(c)                                  The masculine, feminine and neuter genders shall each include the other.

13.2                           Definitions.  The following terms shall have the following meanings:

“AAA” shall have the meaning set forth in Section 5.1(d).

“Administrative Agent” shall have the meaning ascribed to it in the Credit Agreement.

“Adverse Claim” shall have the meaning set forth in Section 8-302 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) each Person of which such specified Person or an Affiliate (as defined in clause (a) above) thereof shall, directly or indirectly, beneficially own at least five percent (5%) of the outstanding capital stock or other evidence of beneficial interest at such time.  With respect to any natural Person, “Affiliate” shall also include without limitation any Member of the Immediate Family of such natural Person.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Series A Holder or Common Stock Holder, as the case may be.

“Agreement” shall have the meaning set forth in the Preamble.

“Appraisal Process” shall mean the following process: within three (3) business days after the effectiveness of the Drag Along Notice, the Participating Drag Along Sellers shall, by Majority Series A Holder vote, select a representative (the “Representative”) to meet with the Prospective Drag Along Sellers.  If no such Representative has been selected within such three (3) business day period, then the Board shall serve as the Representative.  The Prospective Drag Along Sellers shall meet with the Representative to discuss the per share price for each type of Share to be paid in the proposed Sale as set forth in the Drag Along Notice.  If the Representative agrees to the per share price for each type of Share set forth in the Drag Along Notice, then the Prospective Drag Along Sellers may effect the proposed Sale pursuant to Section 3.2.  If the Representative does not agree to the per share price for each type of Share set forth in the Drag Along Notice within three (3) business days after the first meeting between the Prospective Drag Along Sellers and the Representative, then the Representative and the Prospective Drag Along Sellers shall each select an Appraiser within three (3) business days and the two (2) Appraisers shall each make an independent appraisal as to the per share fair value of each type of Share to be sold in the proposed Sale.  If the average of the two (2) per share fair values for a type of Share determined by the Appraisers is less than or equal to the per share price for such type of Share as set forth in the Drag Along Notice, then the Prospective Drag Along Sellers may effect the proposed Sale pursuant to Section 3.2, as applicable, at the per share price for such type of

Share set forth in the Drag Along Notice.  If the average of the two (2) per share fair values for a type of Share determined by the Appraisers is greater than the per share price for such type of Share as set forth in the Drag Along Notice, then the Prospective Drag Along Sellers may either effect the proposed Sale pursuant to Section 3.2, as applicable, at such average per share fair value for such type of Share or request that a third appraiser be selected, in which case the Prospective Drag Along Sellers and the Representative shall attempt to agree on a third Appraiser.  If, within three (3) business days, the Prospective Drag Along Sellers and the Representative cannot agree on a third Appraiser, then the two (2) Appraisers selected by each of the Prospective Drag Along Sellers and the Representative shall select a third Appraiser who shall make an independent appraisal as to the per share fair value of such type of Shares to be sold in the proposed Sale.  An average shall be taken of the two out of three per share fair values for such type of Shares determined by the Appraisers that are closest together, or, if the three per share fair values are equidistant from one another, an average shall be taken of all three per share fair values.  If such average is less than or equal to the per share price as set forth in the Drag Along Notice, then the Prospective Drag Along Sellers may effect the proposed Sale pursuant to Section 3.2, as applicable, at such average per share fair value.  If such average is greater than the per share price for such type of Share as set forth in the Drag Along Notice, then the Prospective Drag Along Sellers may either effect the proposed Sale pursuant to Section 3.2, as applicable, at such average per share fair value for such type of Share or elect not to proceed with the proposed Sale pursuant to Section 3.2.  The costs and expenses of each of the Appraisers shall be borne by the Company.

“Appraiser” shall mean an independent business appraiser or investment banker of recognized standing with knowledge and experience related to the industry in which the Company operates.

“Bain Director” shall have the meaning set forth in Section 2.1(b) hereof.

“Bain Investors” shall mean Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C, BCIP Trust Associates II, BCIP Trust Associates II-B, BCIP Associates II-C, PEP Investments PTY Ltd., RGIP, LLC, Randolph Street Partners IV and Sankaty High Yield Asset Partners, L.P.

“Bankruptcy Code” shall mean 11 U.S.C. §101 et seq., or any successor provisions thereto.

“Base Price” of any Share, as of any date, shall mean an amount equal to the lesser of (i) the Contract Price of such Share as of such date, or (ii) the amount originally paid to the Company for such Share by the original holder upon issuance thereof, increased from the date of issuance through the date in question at a non-compounded per annum rate of six percent (6%).

“Board” shall mean the board of directors of the Company.

“Cady Stockholder” shall mean Paul D. Cady, Daniel P. Cady, David G. Cady and Kim Cady, Susan E. Rivera and Thomas Rivera, and Steven M. Simon.

“Cause” shall be deemed to exist if a Minority Stockholder:  (i) violates any federal, state or local law or commits any act of dishonesty involving the Company or any of its Subsidiaries if such violation or act (x) causes material damages to the Company or any of its Subsidiaries, or (y) in the reasonable judgment of the Board, would materially and adversely affect the Minority Stockholder’s ability to perform his duties for the Company or any of its Subsidiaries; (ii) solicits or contacts customers of the Company or any of its Subsidiaries, becomes employed by a competitor of the Company or any of its Subsidiaries or actively and knowingly assists in the establishment or operation of any competitive business in violation of any agreement with the Company or any of its Subsidiaries concerning noncompetition; (iii) breaches any agreement with the Company or any of its Subsidiary concerning noncompetition in a manner other than as described in the foregoing clause (ii) and fails to discontinue the offending conduct within ten (10) days following receipt of notice thereof; (iv) knowingly or intentionally breaches any confidentiality agreement with the Company or any of its Subsidiaries; (v) unintentionally breaches any confidentiality agreement with the Company or any of its Subsidiaries and continues to engage in behavior in violation of such confidentiality agreement following receipt of notice of such breach; (v) commits an act of willful misconduct in the course of his employment with the Company or any of its Subsidiaries that causes material damage to the Company or any of its Subsidiaries; (vi) commits any act of gross negligence in the course of his employment or breaches in any material respect any of the terms of his employment with the Company or any of its Subsidiaries if the Minority Stockholder fails to discontinue the offending conduct within ten days following receipt of notice thereof and such act of gross negligence or breach has caused material damage to the Company or any of its Subsidiaries.  Nothing contained in this definition or this Agreement shall be deemed to affect the right of the Company or any of its Subsidiaries to discipline or discharge a Minority Stockholder and this Cause definition shall be used solely for purposes of determining the price to be paid for Shares held by a Minority Stockholder upon termination of his employment which are purchased in accordance with the terms of this Agreement.

“CCI Stock” shall have the meaning set forth in Section 5.4.

“CEO Director” shall have the meaning set forth in Section 2.1(b).

“Change of Control” shall mean (A) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of the Directors) in any transaction or series of transactions; and (B) any merger, consolidation to which the Corporation is a party or other similar transaction or series of related transactions, and after giving effect to such merger, consolidation to which the Corporation is a party or other similar transaction or series of related transactions, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power immediately prior to such merger or consolidation or other similar transaction or series of related transactions hold less than fifty percent (50%) of the outstanding voting securities of the surviving corporation following such merger or consolidation or other similar transaction or series of related transactions..

“Code” shall have the meaning set forth in Section 5.4.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall have the meaning set forth in the Preamble.

“Common Stock” shall have the meaning set forth in the Preamble.

“Common Stock Holder” shall have the meaning set forth in the Preamble.

“Company” shall have the meaning set forth in the Preamble.

“Contract Price,” as of any date, of any Share subject to purchase hereunder, shall mean the aggregate price at which a purchaser and seller would buy and sell such Share on such date and shall be determined as follows:

(a)                                  The seller and the purchaser(s) will attempt to agree on the Contract Price.  For those purchaser(s) with whom the seller is able to agree on the Contract Price, the amount so agreed will be the Contract Price.

(b)                                 If the seller and any purchaser(s) are unable to agree on the Contract Price for such Shares, the Contract Price shall be determined by an Appraiser mutually acceptable to the seller and such purchaser(s).  If the parties cannot agree on an Appraiser, the purchaser(s) and the seller shall each select an Appraiser and the two (2) Appraisers so selected shall select the Appraiser who shall determine the Contract Price and the determination of such Appraiser shall be binding and conclusive on such parties for purposes hereof.  In appraising the Shares subject to purchase, the Appraiser shall utilize a valuation method based upon the market values of publicly-held companies which are comparable to the Company.  The Appraiser shall apply such discount as the Appraiser deems appropriate (but not to exceed 27.5%) for lack of marketability but shall not apply any discount for minority interests.  The seller shall bear one-half (½) of the costs and expenses of such Appraiser or, if less, an amount equal to ten percent (10%) of the aggregate Contract Price (as determined by such Appraiser) for all Shares available for purchase from the seller and the purchaser(s) shall bear the balance of the costs and expenses of such Appraiser.

(c)                                  The Contract Price of the Shares subject to repurchase hereunder shall be determined as of (i) the date an Offer is made in the event of a purchase under Section 5.1, or (ii) the date of notice of exercise of an option to purchase or sell such Shares (as the case may be) in the event of a purchase pursuant to Section 5; provided, however, that in the event a purchase or sale option is deferred in accordance with Section 5.2, the date of determination shall be the date of notice of exercise of an option on or after the Waiver of Deferral Notice is delivered.

“Contract Terms” with respect to Shares purchased pursuant hereto shall mean the following terms of payment:

(a)                                  The purchaser will be required to pay the purchase price for such Shares in cash or other immediately available funds as of the date of purchase if the aggregate purchase price for such Shares is $100,000 or less and, if the Company is the purchaser, such cash payment is permitted by the Senior Lenders.

(b)                                 If the purchase price for such Shares exceeds $100,000 or the Company is the purchaser and is prohibited by its Senior Lenders from making such cash payment, the purchaser will pay the purchase price for such Shares by delivering to the seller on the date of purchase cash or other immediately available funds in an amount equal to the greater of $75,000 or ten percent of the purchase price and the balance of the purchase price shall be paid by purchaser’s delivery to the seller on the date of purchase of a promissory note with terms as follows:

(i)                                     The remaining purchase price will be payable in twelve (12) equal consecutive quarterly installments commencing ninety (90) days after the date of purchase;

(ii)                                  Interest will accrue on the principal balance outstanding from time to time at a fixed rate per annum equal to the lesser of (i) the Prime Rate in effect as of the date of purchase, or (ii) twelve percent (12%) and will be payable together with each installment of principal; and

(iii)                               The promissory note will be subordinated to the Senior Lenders on such terms as may be requested by such Senior Lenders.

(c)                                  The “date of purchase” shall be such date as the seller and the purchaser(s) shall agree but in no event shall such date of purchase be more than twenty (20) days after the date of notification of the final determination of the Contract Price (or, if applicable, the Base Price) of the Shares being sold.

(d)                                 On the date of purchase, the seller shall deliver to the purchaser(s) certificates evidencing ownership of the Shares being sold properly endorsed or with properly executed stock powers, free and clear of all liens, claims, restrictions and encumbrances other than this Agreement.

“Convertible Securities” shall mean any evidence of indebtedness, Shares (other than shares of Common Stock) or other securities (other than Options) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Person” shall have the meaning set forth in Section 7.4(a).

“Credit Agreement” shall mean the Third Amended and Restated Loan and Security Agreement, dated as of June 27, 2002 by among the Company and certain other parties thereto, as in effect from time to time.

“Disability” shall mean the inability of a Minority Stockholder to perform his regular duties for the Company or any of its Subsidiaries on a full-time basis as a result of a physical or mental illness or condition, regardless of the nature or cause thereof, which continues for a period in excess of 180 consecutive days or 210 days in any consecutive twelve-month period.

“Drag Along Notice” shall have the meaning set forth in Section 3.2(b).

“Drag Along Sale Percentage” shall have the meaning set forth in Section 3.2(a).

“Drag Along Sellers” shall have the meaning set forth in Section 3.2(b).

“Employee Stock” shall have the meaning set forth in Section 8.2.

“Equity Securities” shall mean any equity securities of the Company, including, without limitation, the Series A Preferred Stock, the Common Stock, and any other securities or instruments which have equity features or which are convertible into or exercisable for any such securities or instruments.

“Equivalent Shares” shall mean as to any outstanding shares of Common Stock, such number of shares of Common Stock, and as to any outstanding Options or Convertible Securities, the maximum number of shares of Common Stock for which or into which such Options or Convertible Securities may at the time be exercised or converted.

“Escrow Agent” shall have the meaning set forth in Section 10.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Expert Director” shall have the meaning set forth in Section 2.1(b).

“Fair Market Value” shall mean, as of any date, as to any Equity Security, the Board’s good faith determination of the fair value of such Equity Security as of the applicable reference date.

“Gain” shall have the meaning set forth in Section 5.4.

“GECC” shall mean General Electric Capital Corporation.

“GECC Director” shall have the meaning set forth in Section 2.1(b).

“Indemnitee” shall have the meaning set forth in Section 7.4(c).

“Independent Director” shall have the meaning set forth in Section 2.1(b).

“Initial Public Offering” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Series A Holders” shall have the meaning set forth in Section 7.1(a).

“IRS” shall have the meaning set forth in Section 5.4.

“Issuance” shall have the meaning set forth in Section 6.

“Joining Parties” shall have the meaning set forth in Section 14.7.

“Liquidity Event” shall have the meaning set forth in Section 3.4.

“Look-Back Date” shall have the meaning set forth in Section 8.1.

“Look-Back Option” shall have the meaning set forth in Section 8.1.

“Look-Back Valuation” shall have the meaning set forth in Section 8.1.

“Majority Participating Holders” shall have the meanings set forth in Section 7.1(f).

“Majority Series A Holders” shall mean, as of any date, the holders of at least sixty percent (60%) of the Series A Shares then outstanding on such date.

“Majority Stockholders” shall mean, as of any date, the holders of a majority of the Shares outstanding on such date.

“Major Transaction” shall mean, with respect to any entity, (a) merger or consolidation, whether or not such entity is the surviving entity (other than a merger effected solely for the reincorporation of such entity), (b) disposition of properties (whether effected by merger, sale of assets, lease, equity exchange or otherwise), other than in any transaction or series of related transactions involving less than $50,000, (c) acquisition of or lease of properties (whether effected by merger, purchase of assets, lease, equity exchange or otherwise), other than in any transaction or series of related transactions involving less than $50,000, (d) any amendment, modification or waiver of any terms set forth in the Credit Agreement and (e) except pursuant to the Credit Agreement, borrowing of money (whether in the public or private markets), obtaining of credit (other than trade credit in the ordinary course of business), issuance of notes, debentures or securities, or the refinancing thereof, except to the extent that the aggregate principal amount of indebtedness of the type described in this clause (d) at any time outstanding and not approved according to the procedures described in Section 2.3 hereof does not exceed $50,000.

“Make-Whole Amount” shall have the meaning set forth in Section 8.3.

“Members of the Immediate Family” shall mean, with respect to any individual, each spouse, parent, sibling, child or other descendents of such individual, each partnership or trust created for the primary benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in its capacity as such custodian or guardian.

“Minority Sale” shall have the meaning set forth in Section 4.1(a).

“Minority Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Minority Stockholder, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise of any Options and all shares of Common Stock issued upon conversion of any shares of Preferred Stock, (b) all shares of Preferred Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Minority Stockholder, whenever issued

(treating such shares of Preferred Stock as a number of Shares equal to the number of Equivalent Shares represented by such shares of Preferred Stock for all purposes of this Agreement except as otherwise specifically set forth herein), and (c) all Options originally granted or issued to a Minority Stockholder (treating such Options as a number of Shares equal to the number of Equivalent Shares represented by such Options for all purposes of this Agreement except as otherwise specifically set forth herein).

“Minority Stockholders” shall have the meaning set forth in the Preamble.

“Minority Transferor” shall have the meaning set forth in Section 4.1(a).

“Offer” shall have the meaning set forth in Section 4.1(a).

“Options” shall mean any options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

“Other Securities” shall have the meaning set forth in Section 6.1(c).

“Participating Buyer” shall have the meaning set forth in Section 6.1(b)(i).

“Participating Drag Along Seller” shall have the meanings set forth in Section 3.2(b).

“Participating Tag Along Seller” shall have the meaning set forth in Section 3.1(c).

“Participating Transferor” shall have the meaning set forth in Section 3.3(a).

“Participation Notice” shall have the meaning set forth in Section 6.1(a).

“Participation Portion” shall have the meaning set forth in Section 6.1(a)(i).

“Permitted Transferee” shall mean (a) as to each Series A Share, a transferee of such Series A Share resulting from a Transfer to an Affiliated Fund, partner or Affiliate of a holder of Series A Shares, (b) as to each Common Share, a transferee of such Common Share an Affiliated Fund, partner or Affiliate of a holder of Common Shares, and (c) as to each Minority Share, a transferee of such Minority Share in compliance with Section 4 hereof.

“Person” shall mean any individual, partnership, corporation, limited liability company, company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“PIK Interest” shall mean interest on the Term Loan.

“Preferred Stock” shall mean the Company’s preferred stock.

“President Director” shall have the meaning set forth in Section 2.1(b).

“Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 8 hereof.

“Prime Rate” shall mean the rate per annum published in the Wall Street Journal (or any comparable successor publication) as the Prime Rate (i.e., the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s thirty (30) largest banks).

“Prospective Buyer” shall have the meaning set forth in Section 3.1(a)(i).

“Prospective Drag Along Seller” shall have the meaning set forth in Section 3.2.

“Prospective Series A Seller” shall have the meanings set forth in Sections 3.1.

“Prospective Subscriber” shall have the meaning set forth in Section 6.1(a)(i).

“Prospective Transferor” shall have the meaning set forth in Section 3.3(a).

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” shall mean a Public Offering, other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form, in which the aggregate price to the public of all such Common Stock sold in such offering shall exceed the greater of (i) $50,000,000 or (ii) the outstanding principal amount on the Term Note (including any PIK Interest).

“Registrable Securities” shall mean (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, (c) all shares of Common Stock issuable upon the conversion of the Minority Shares (as applicable), (d) all shares of Common Stock issuable upon exercise of any Option or Convertible Security and (e) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a), (b), (c) or (d) above by way of stock dividend or stock split or in connection with a combination of Shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such shares shall have been Transferred pursuant to Section 3.1 (other than Section 3.1(g)(ii)(A), (B), (C) or (D)) or 3.2, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144, (iv) subject to the provisions of Section 12, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (v) such securities shall have ceased to be outstanding.

“Registrable Series A Securities” shall have the meaning set forth in Section 7.1(a).

“Representative” shall have the meaning set forth in the definition of “Appraisal Process” in this Section 13.2.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

“Sale” shall have the meaning set forth in Section 3.1.  The terms “Sell” and “Sold” shall reference the sale of Shares pursuant to a Sale.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Senior Lenders” shall mean any financial institution providing credit or financing to the Company whether in the form of term loans, revolving lines of credit, letters of credit, industrial revenue bonds or otherwise.

“Senior Management” shall mean the Company’s chief executive officer, chief financial officer and chief operating officer.

“Series A Holder” shall have the meaning set forth in the Preamble.

“Series A Preferred Stock” shall have the meaning set forth in the Preamble.

“Series A Purchase Agreement” shall mean that certain Series A Preferred Stock Purchase Agreement dated June 27, 2002 by and among the Company and certain holders of Series A Preferred Stock.

“Series A Shares” shall have the meaning set forth in the Preamble.

“Shares” shall mean all Common Stock, all Series A Preferred Stock and Minority Shares held by the parties hereto.

“Stockholders” shall have the meaning set forth in the Preamble.

“Stock Option Plan” shall mean the Company’s Fourth Amended and Restated Stock Option Plan of 1996 (as in effect from time to time).

“Stolberg Director” shall have the meaning set forth in Section 2.1(b).

“Stolberg Investors” shall mean Stolberg Partners, L.P., Stolberg Meehan & Scano II, L.P. and SMS II-A, L.P.

“Stolberg Observer” shall have the meaning set forth in Section 2.2.

“Sub Board” shall have the meaning set forth in Section 2.1(c).

“Subject Minority Shares” shall have the meaning set forth in Section 8.1.

“Subject Securities” shall have the meaning set forth in Section 6.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“Tag Along Notice” shall have the meaning set forth in Section 3.1(a).

“Tag Along Offer” shall have the meaning set forth in Section 3.1(c).

“Tag Along Sale Percentage” shall have the meaning set forth in Section 3.1(b).

“Tag Along Sellers” shall have the meaning set forth in Section 3.1(c).

“Term Loan” shall mean the Company’s seven-year amortizing term loan pursuant to the Credit Agreement.

“Third Amended and Restated Stockholders Agreement” shall have the meaning set forth in the Recitals.

“Transfer” shall mean any sale, transfer, pledge, assignment, encumbrance or other disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, with consideration, without consideration, by operation of law, pursuant to judicial process or otherwise of any interest in a Share.

“Waiver of Deferral Notice” shall have the meaning set forth in Section 5.2.

“Wind Point Director” shall have the meaning set forth in Section 2.1(b).

“Wind Point Investors” shall mean Wind Point Partners IV, L.P., Wind Point IV Executive Advisor Partners, L.P. and Wind Point Associates IV, L.L.C.

SECTION 14.                          MISCELLANEOUS

14.1                           Authority: Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

14.2                           Notices.  Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

If to the Company, to it:

Eschelon Telecom, Inc.

730 2nd Avenue South

Suite 1200

Minneapolis, MN 55402

Attention:  Chief Executive Officer

with a copy to:

Piper Marbury Rudnick & Wolfe LLP

1200 Nineteenth St., N.W.

Washington, DC 20036-2430

Attention:  Edwin M. Martin, Esq.

and with a copy to:

Robins, Kaplan, Miller & Ciresi L.L.P.

2800 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, MN 55402-2015

Attention:  David L. Mitchell, Esq.

If to a Series A Holder, to it at the address set forth in the stock record book of the Company.

If to a Common Stock Holder, to it at the address set forth in the stock record book of the Company.

If to a Minority Stockholder, to it at the address set forth in the stock record book of the Company.

Notice to the holder of record of any Shares shall be deemed to be notice to the holder of such Shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two (2) business days after being sent by Federal Express, DHL or UPS and (c) three (3) business days after deposit with the U.S. Postal Service, if sent by registered or certified mail.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

14.3                           Binding Effect, etc.  Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

14.4                           Descriptive Headings.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

14.5                           Counterparts; Facsimile Signatures.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.  Facsimile signatures shall have the same binding effect as original signatures.

14.6                           Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

14.7                           Joinder.  The parties hereto intend that (a) transferees of Shares hereunder, (b) holders of securities of the Company that are not parties hereto and (c) future holders of securities of the Company (collectively, the “Joining Parties”) may become parties to this Agreement.  The parties agree that the Joining Parties may become parties hereto by executing a joinder agreement and upon execution of such joinder agreement shall be entitled to rights and subject to obligations applicable to such Joining Parties hereunder.

14.8                           Consent to Amendment and Restatement.  By executing this Agreement, each party hereto consents to this amendment and restatement of that certain Third Amended and Restated Stockholders Agreement, dated as of July 27, 2000, pursuant to the terms of Section 12 thereof.

SECTION 15.                          GOVERNING LAW, ETC.

15.1                           Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

15.2                           Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware sitting in the County of Wilmington or the United States District Court for the District of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above.  Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14.2 hereof is reasonably calculated to give actual notice.

15.3                           WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 15.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION

15.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

15.4                           Exercise of Rights and Remedies.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

THE COMPANY:

ESCHELON TELECOM, INC.

	By:	/s/ Richard A. Smith
Name: Richard A. Smith
Title: President

SERIES A INVESTORS:

BAIN CAPITAL FUND VI, L.P.
	By:	Bain Capital Partners VI, L.P., its general partner
	By:	Bain Capital Investors , LLC, its general partner

	By:	/s/ Ian K. Loring
Name: Ian K. Loring
Title:Managing Director

BCIP ASSOCIATES II
BCIP TRUST ASSOCIATES II
BCIP ASSOCIATES II-B
BCIP TRUST ASSOCIATES II-B
BCIP ASSOCIATES II-C
	By:	Bain Capital Investors, LLC, their managing partner

	By:	/s/ Ian K. Loring
Name: Ian K. Loring
Title:Managing Director

PEP INVESTMENTS PTY. LIMITED
By:	Bain Capital Investors, LLC, its attorney-in-fact

By:	/s/ Ian K. Loring
Name: Ian K. Loring
Title:Managing Director

RGIP, LLC

By:	/s/ R. Bradford Malt
Name:R. Bradford Malt
Title:Managing Member

RANDOLPH STREET PARTNERS IV

By:	/s/ Stephen D. Oetgen
Name: Stephen D. Oetgen
Title:General Partner

WIND POINT PARTNERS IV, L.P.
By:	Wind Point Investor IV, L.P., as General Partner
By:	Wind Point Advisor, L.L.C., as General partner

By:	/s/ James P. TenBroek
Name: James P. TenBroek
Title: Managing Director

WIND POINT IV EXECUTIVE ADVISOR PARTNERS, L.P.
By:	Wind Point Investor IV, L.P., as General Partner
By:	Wind Point Advisor, L.L.C., as General partner

By:	/s/ James P. TenBroek
Name: James P. TenBroek
Title: Managing Director

WIND POINT ASSOCIATES IV, L.L.C.
By:	Wind Point Investor IV, L.P., as General Partner
By:	Wind Point Advisor, L.L.C., as General partner

By:	/s/ James P. TenBroek
Name: James P. TenBroek
Title: Managing Director

STOLBERG PARTNERS, L.P.
By:	SGMS, L.P., General Partner
By:	Stolberg Partners, Inc., General Partner

By:	/s/ Peter Van Genderen
Name: Peter Van Genderen
Title: Authorized Representative

STOLBERG, MEEHAN & SCANO II, L.P.
By:	Stolberg, Meehan & Scano, L.L.C., General Partner

By:	/s/ Peter Van Genderen
Name: Peter Van Genderen
Title: Authorized Representative

SMS II-A, L.P.
By:	Stolberg, Meehan & Scano, L.L.C., General Partner

By:	/s/ Peter Van Genderen
Name: Peter Van Genderen
Title: Authorized Representative

YALE UNIVERSITY

By:	/s/ David F. Swensen
Name: David F. Swensen
Title: Chief Investment Officer

NTFC CAPITAL CORPORATION

By:	/s/ Henry Cruz
Name: Henry Cruz
Title: Vice President

U.S. BANK, N.A.

By:	/s/ David Kopolow
Name: David Y. Kopolow
Title: Vice President

WACHOVIA BANK, N.A.

By:	/s/ Ronald F. Bentien, Jr.
Name: Ronald F. Bentien, Jr.
Title: Vice President

SCHEDULE OF SERIES A HOLDERS

Names and Addresses	No. of Shares of Series A Preferred Stock

Bain Capital Fund VI, L.P.	24,486,425
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

BCIP Associates II	3,226,314
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

BCIP Associates II-B	640,428
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

BCIP Associates II-C	1,272,097
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

BCIP Trust Associates II	722,140
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

BCIP Trust Associates II-B	441,420
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

RGIP, LLC	315,005
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

Randolph Street Partners IV	315,005
200 East Randolph Drive
Chicago, IL 60601
Attn: Matthew Steinmetz

PEP Investments PTY Ltd.	81,622
111 Huntington Avenue
Boston, MA 02199
Attn: Mark Nunnelly

Wind Point Partners IV, L.P.	25,123,594
One Town Square Suite 780
Southfield, MI 48076
Attn: Jim TenBroek

Wind Point IV Executive Advisor Partners, L.P.	188,780
One Town Square Suite 780
Southfield, MI 48076
Attn: Jim TenBroek

Wind Point Associates IV, L.L.C.	93,051
One Town Square Suite 780
Southfield, MI 48076
Attn: Jim TenBroek

Stolberg Partners, L.P.	6,890,922
370 17th Street Suite 3650
Denver, CO 80202
Attn: Ted Stolberg

Stolberg, Meehan & Scano II, L.P.	1,673,466
370 17th Street Suite 3650
Denver, CO 80202
Attn: Ted Stolberg

SMS II-A, L.P.	5,020,397
370 17th Street Suite 3650
Denver, CO 80202
Attn: Ted Stolberg

Yale University	3,937,557
Yale Investments Office
230 Prospect Street
New Haven, CT 06511
Attn: David Swensen

NTFC Capital Corporation	6,780,541
10 Riverview Drive
Danbury, CT 06810
Attention: Legal Department

U.S. Bank, N.A.	2,288,432
U.S. Bancorp Center
BC-MN-H22A
800 Nicolett Mall, 22nd Floor
Minneapolis, MN 55402-7020
Attention: David Kopolow, Vice President

Wachovia Bank, N.A.	423,784
201 South College Street, 13th Floor (NC0130)
Charlotte, NC 28288-0130
Attention: Fritz Bentien, Vice President